                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 10, 1998




                                 CMP MEDIA INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                     0-22789                     11-2240940
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)

        600 COMMUNITY DRIVE
         MANHASSET, NEW YORK                                         11030
(Address of principal executive offices)                           (Zip code)

                                 (516) 562-5000
              (Registrant's telephone number, including area code)
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                                 CMP MEDIA INC.

                                      INDEX


ITEM 5.  OTHER EVENTS ...............................     1-3

SIGNATURE .............................................     4

ITEM 5.  OTHER EVENTS.


On February 10, 1998, CMP Media Inc. issued the following press release:

CMP MEDIA INC. ANNOUNCES RECORD FOURTH QUARTER AND FULL-YEAR RESULTS

Manhasset, NY -- CMP MEDIA INC. (NASDAQ: CMPX) today announced record sales and earnings for its fourth quarter and year ended December 31, 1997.

Revenues for the fourth quarter increased 15.5% to $132.8 million from $114.9 million reported for the fourth quarter of 1996. Operating income for the fourth quarter of 1997 was $15.4 million, an increase of 19.8% as compared to $12.9 million reported for the same period in 1996. The fourth quarter pro forma net income was $9.3 million, or $0.39 per share compared to pro forma net income of $6.2 million, or $0.28 per share, for the same period in 1996.

For the year ended December 31, 1997, revenues increased 13.3% to $473.9 million from $418.1 million reported for the same period in 1996. Inclusive of a non-recurring compensation charge of $4.4 million resulting from a gift of shares to employees by the company's founders at the time of CMP's initial public offering, operating income was $34.9 million, an increase of 21.1% as compared to $28.8 million reported for 1996. Excluding the non-recurring compensation charge, operating income was $39.3 million, an increase of 36.6% from $28.8 million for 1996. The operating margin for the year, excluding the non-recurring compensation charge, was 8.3% as compared to 6.9% for the same period in 1996.

Pro forma net income for 1997 was $17.3 million, or $0.75 per share, compared to pro forma net income of $16.1 million, or $0.72 per share, for the same period in 1996; however, excluding the non-recurring compensation charge, pro forma net income was $19.8 million, or $0.86 per share. In addition, excluding first-quarter 1997 after-tax charges of $2.0 million related to a reduction in work force and reductions in the carrying value of investments in companies developing Internet-related technologies, pro forma earnings per share amounted to $0.94.

"We ended 1997 with solid revenue growth over 1996," said Michael Leeds, President and CEO of CMP Media, "and once again, we were the market-share leader in terms of ad pages." The company's 1997 ad-page market share, according to Toronto-based Inquiry Management Systems, was 24.6%, the highest in the U.S. for technology print advertising.

"We saw ad-page gains in each of our three major U.S. markets - the builders, sellers and users of technology," Leeds said. "Our international business also grew, with revenues up 45%, and the revenues from our Internet businesses tripled," he said.

"I'm particularly proud of the effort made by CMP people to continue improving our profit margins, and we plan to build on this momentum in 1998," Leeds said. Operating income for the company increased for the sixth consecutive year.

In connection with its initial public offering of 5,485,000 shares of Class A Common Stock on July 25, 1997, the company terminated its S corporation election and converted to C corporation status. Pro forma net income for the fourth quarter and year ended December 31, 1997 and 1996 are presented as if the company had been a C corporation prior to January 1, 1996.

CMP Media Inc. (Nasdaq: CMPX) is the only high-tech media company providing essential information and marketing services to the full technology spectrum -- the builders, sellers and users of technology worldwide. With its portfolio of leading newspapers, magazines, Internet products and conferences, CMP Media is uniquely positioned to offer marketers comprehensive, integrated solutions tailored to meet their individual needs. Online editions of the company's print publications, which include EE Times,


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InformationWeek, Computer Reseller News and Windows Magazine, along with products and services created exclusively for the Internet, can be found on CMPnet at http://www.CMPnet.com.

This release contains forward-looking statements that are subject to risks and uncertainties. CMP's actual results could differ materially from those discussed in such forward-looking statements, due to various factors which are outside CMP's control. For a more detailed discussion of these factors and others, see the Risk Factors section of CMP's prospectus filed as part of its registration statement on Form S-1 (SEC File No. 333-26741).



                               (Tables to Follow)


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                        CMP MEDIA INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS
                                  (UNAUDITED)


                                                For the three months                        For the year
                                                 ended December 31,                      ended December 31,
                                       ----------------------------------------  ---------------------------------------
                                           1996           1997        % change     1996           1997        % change
                                       ------------    -----------   ---------   ----------    ------------   ----------
Revenues                              $   114,897    $   132,754     15.5%     $   418,059    $   473,851       13.3%
Operating costs and expenses:
  Cost of revenues                         44,369         52,676     18.7%         172,475        188,965        9.6%
  Selling and promotion                    38,165         45,445     19.1%         138,319        160,579       16.1%
  General and administrative               19,468         19,191     (1.4%)         78,460         84,971        8.3%
  Non-recurring compensation charge             -              -        -                -          4,449      100.0%
                                       -----------     ----------   ------       ---------    ------------     -------
Income from operations                     12,895         15,442      19.8%         28,805         34,887        21.1%
                                       -----------     ----------   ------       ---------    ------------     -------
Gains on sales                                  -            969     100.0%          1,434          4,011        N/A
Other income (expense), net                (2,102)           133      N/A           (2,476)        (8,161)       N/A
                                       -----------     ----------   ------       ---------    ------------     -------
Income before provision for
  income taxes                         $   10,793      $  16,544      53.3%      $  27,763      $  30,737        10.7%
Provision for income taxes                    351          3,139      N/A              904            450       (50.2%)
                                       -----------     ----------   ------       ---------    ------------     -------
Net income                             $   10,442      $  13,405      28.4%      $  26,859      $  30,287        12.8%
                                       ==========      =========    ======       =========     ===========     =======
Pro Forma Data:
  Historical income before provision
   for income taxes                    $   10,793      $  16,544      53.3%      $  27,763      $  30,737        10.7%
  Pro forma provision for income taxes      4,551          7,213      58.5%         11,707         13,401        14.5%
                                       -----------     ----------   ------       ---------    ------------     -------
  Pro forma net income                 $    6,242      $   9,331      49.5%      $  16,056      $  17,336         8.0%
                                       ==========      =========    ======       =========     ===========     =======
  Pro forma net income per share -
   diluted                             $     0.28      $    0.39      39.3%      $    0.72      $    0.75         4.2%
                                       ==========      =========    ======       =========     ===========     =======
  Pro forma weighted average number
   of shares of common stock and
   common stock equivalents            22,361,777     24,033,162                22,361,777     23,206,073
                                       ==========     ==========                ==========     ===========



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                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CMP MEDIA INC.


March 27, 1998                  By: /s/ Joseph E. Sichler
                                    -----------------------------
                                    Joseph E. Sichler
                                    Vice President and Chief Financial Officer
                                    (Principal Accounting Officer)


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